SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 1, 2003


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


         DELAWARE                     1-4717                   44-0663509
----------------------------  -------------------------  -----------------------
(State or other jurisdiction  (Commission file number)        (IRS Employer
       of incorporation)                                  Identification Number)

                427 West 12th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)


                Company's telephone number, including area code:
                                (816) 983 - 1303


                                 Not Applicable
          (Former name or former address if changed since last report)

Item 9.  Regulation FD Disclosure

Kansas City Southern ("KCS" or "Company") is furnishing under Item 9 of this Current Report on Form 8-K the information set forth below which was included in a private placement offering memorandum under Rule 144A. The securities offered in such private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information furnished under this Item 9 does not constitute an offer to sell, or the solicitation of an offer to buy, any security. The information included in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.


                              PROPOSED ACQUISITIONS


         On April 21, 2003, KCS and Grupo TMM announced a series of agreements that will, following shareholder and regulatory approval, place KCSR, Tex Mex and TFM under the common control of a single transportation holding company, NAFTA Rail, to be headquartered in Kansas City, Missouri. Grupo TFM holds an 80% interest in TFM, which holds a 100% interest in Mexrail. Mexrail wholly-owns Tex-Mex.

         Under an Acquisition Agreement, dated April 20, 2003 (the "Acquisition Agreement"), upon the terms and subject to the conditions of the Acquisition Agreement, KCS would acquire all of the interest of TMM Multimodal in Grupo TFM for $200 million (up to $80 million of which may be paid with KCS equity) and 18 million shares of Class A Common Stock of KCS (the "Acquisition"). See "Description of the Acquisitions--The Acquisition Agreement." Subject to receiving shareholder approval, KCS would change its name to "NAFTA Rail." Consummation of the Acquisition is subject to certain regulatory and other consents, approvals and filings. The obligations of KCS and Grupo TMM to complete the Acquisition are subject to a number of conditions. In the event the Acquisition Agreement is terminated under specific circumstances, a termination fee of $18 million will be paid by KCS to Grupo TMM, or by Grupo TMM to KCS, depending upon such circumstances. Provided the Acquisition has occurred, KCS may be required to make additional payments to Grupo TMM based on a resolution of certain contingencies. A number of ancillary agreements will be entered into prior to the closing of the Acquisition to carry out certain objectives of the Acquisition Agreement and the Acquisition. Upon the terms and subject to the conditions of a Stock Purchase Agreement, dated as of April 20, 2003 (the "Stock Purchase Agreement"), KCS will purchase from TFM 51% of the outstanding shares of Mexrail, a wholly-owned subsidiary of TFM, for $32,680,000. In addition, KCS has an exclusive option through December 31, 2005 to purchase the remaining outstanding shares of Mexrail as of the date of the exercise of the option. KCS will deposit the initial purchased shares of Mexrail into an irrevocable voting trust pending obtaining approval by the Surface Transportation Board ("STB") of KCS's request to acquire control of Tex-Mex. TFM has repurchase rights for a two-year period with respect to the Mexrail shares purchased by KCS. The obligations of KCS and TFM to consummate the transaction under the Stock Purchase Agreement are subject to a number of conditions.

         For a more detailed description of these matters, see "Description of the Acquisitions."

                                      * * *

                         DESCRIPTION OF THE ACQUISITIONS

         KCS and Grupo TMM have announced a series of agreements which have been approved by both respective boards of directors that will, following shareholder and regulatory approval, place KCSR, Tex-Mex and TFM under the common control of a single transportation holding company, NAFTA Rail. Grupo TFM holds an 80% interest in TFM, which holds a 100% interest in Mexrail. Mexrail wholly-owns Tex-Mex.

The Acquisition Agreement

         Upon the terms and subject to the conditions of the Acquisition Agreement, dated April 20, 2003, by and among KCS, KARA Sub, Grupo TMM, TMM Holdings and TMM Multimodal, KCS would acquire all of the interest of TMM Multimodal in Grupo TFM for consideration to TMM Multimodal of $200 million and 18 million shares of KCS Class A Common Stock. The Acquisition (defined below) will be accomplished in three steps, the "Stock Purchase," the "Subsidiary Investment" and the "Merger" described below (and together comprising the "Acquisition"), all occurring sequentially and virtually simultaneously as follows:

(1) The Stock Purchase. KARA Sub will purchase from TMM Multimodal all Grupo TFM shares held by TMM Multimodal, consisting of 25,500 shares of Series "A" fixed capital stock of Grupo TFM and 3,842,901 shares of Series "A" variable capital stock of Grupo TFM. The purchase price to be paid by KARA Sub to TMM Multimodal at the closing for the purchase of the Grupo TFM shares is: (i) $200 million (up to $80 million of which may be paid, at KCS's option upon 30 days' written notice, in shares of KCS common stock or KCS Class A Common Stock); and (ii) a subordinated promissory note of KARA Sub in the principal amount of $25 million. KCS has agreed to provide KARA Sub with sufficient funds to make all payments required to be made by it under the Acquisition Agreement.

(2) The Subsidiary Investment. Immediately following the Stock Purchase, TMM Multimodal will purchase from KARA Sub 100 shares of KARA Sub common stock, representing 10% of the issued and outstanding shares of KARA Sub common stock, in consideration for delivery by TMM Multimodal to KARA Sub of the KARA Sub subordinated promissory note.

(3) The Merger. KARA Sub will then be merged into KCS in accordance with the General Corporation Law of the State of Delaware ("DGCL"). The Merger will be consummated by filing a certificate of merger with the Delaware Secretary of State in accordance with the DGCL. At such time, the shares of KARA Sub held by TMM Multimodal will be converted into and exchanged for 18 million shares of KCS Class A Common Stock. As a result of the Merger, the separate corporate existence of KARA Sub will cease and KCS will continue as the surviving corporation. Subject to approval by KCS stockholders, upon the date and time of the filing of the Certificate of Merger, KCS will change its name to "NAFTA Rail" or such other name as shall be determined by KCS and the capital stock of KCS (including the KCS common stock, the $25 par value preferred stock and the preferred stock offered hereby) will continue to be issued and outstanding as the capital stock of NAFTA Rail without further action by any holder thereof. Subject to listing approval by the New York Stock Exchange ("NYSE"), the NAFTA Rail common stock and the $25 par value preferred stock will trade on the NYSE.

     KCS's restated certificate of incorporation and Bylaws would be amended appropriately. The closing of the Acquisition is dependent upon the closing of each of the Stock Purchase, the Subsidiary Investment and the Merger.

         Conditions to Obligations to Complete the Acquisition

     The obligations of KCS and Grupo TMM to complete the Acquisition are subject to a number of conditions, including, among others:

o KCS must have obtained approval of KCS stockholders of the amendments to KCS's restated certificate of incorporation and the issuance of Class A Common Stock;

o All consents, waivers, authorizations and approvals required from all governmental authorities to consummate the Acquisition must have been obtained and remain effective as of the closing date of the Acquisition Agreement;

o The securities to be issued pursuant to the Merger, and any securities issued as payment of a portion of the purchase price for the Grupo TFM shares purchased by KARA Sub, must have been approved for listing by the NYSE;

o Each of the Ancillary Agreements (as described below) must have been duly executed and delivered by or on behalf of KCS and each of Grupo TMM, TMM Holdings and TMM Multimodal, as the case may be;

o Grupo TMM must have received consents from the holders of its outstanding Notes due 2003 and Notes due 2006; and

o There must not be any insolvency or bankruptcy proceeding pending against TMM Multimodal, TMM Holdings or TFM that has been pending for more than 60 days, and certain material adverse effects shall not have occurred.

     Termination

     The Acquisition Agreement may be terminated prior to the closing of the Acquisition as follows:

o    By written consent of KCS and Grupo TMM;

o By KCS or Grupo TMM if any order of any governmental authority permanently prohibiting the consummation of the Acquisition has become final and non-appealable or if any of the approvals of any governmental authority to perform the transactions contemplated by the Acquisition Agreement imposes any condition or requirement, the satisfaction of which is reasonably likely to have a material adverse effect on either KCS or Grupo TMM;

o By KCS if any conditions to the obligations of KCS under the Acquisition Agreement becomes incapable of fulfillment through no fault of KCS and is not waived by KCS;

o By Grupo TMM if any condition to the obligations of Grupo TMM, TMM Multimodal and TMM Holdings (collectively, the "Sellers") under the Acquisition Agreement becomes incapable of fulfillment through no fault of Sellers and is not waived by Grupo TMM;

o By KCS if Grupo TMM has experienced a change of control, or by Grupo TMM if KCS has experienced a change of control; and

o By KCS or Grupo TMM if the closing of the Acquisition does not occur on or prior to December 31, 2004 (the "Termination Date"); provided, however, that the Termination Date may be extended by KCS and Grupo TMM by written agreement.

     A termination fee of $18 million is payable in the event of termination of the Acquisition Agreement due to (i) a change of control of either KCS or Grupo TMM, in which case the party experiencing the change of control shall pay the termination fee to the other party, and (ii) the failure of the stockholders of KCS or of Grupo TMM to approve the Acquisition if at or prior to the meeting of such stockholders to approve the Acquisition, the board of directors of KCS, in the case of the KCS stockholders' meeting, or the board of directors of Grupo TMM, in the case of the Grupo TMM stockholders' meeting, has failed to recommend or has withdrawn and not reinstated its recommendation of the Acquisition, then the party whose stockholders have not approved the Acquisition shall pay the termination fee to the other party.

         Required Regulatory and Other Consents, Approvals and Filings

         Certain regulatory approvals and filings and other consents are required in connection with the closing of the Acquisition. These include, among others:

     o Prior approval of the Mexican Foreign Investments Commission of control of Grupo TFM by a non-Mexican entity;
     o Clearance by the Mexican Antitrust Commission of anti-competitive concerns;
     o    Notice to the Mexican Ministry of Communications and Transportation;

     o Filing with NYSE for listing of common stock issuable upon conversion of Class A Common Stock;
     o    SEC clearance of proxy materials;
     o    Grupo TMM noteholder consents;
     o Hart-Scott-Rodino Act filing and clearance of investment by TMM Multimodal in KCS; and
     o KCS stockholder approval of amendments to restated certificate of incorporation and issuance of KCS equity.

     KCS has obtained an amendment to the New Credit Agreement. The bank group, led by JPMorgan Chase Bank as Agent, specifically approved amendments allowing:

          o    KCS (NAFTA Rail)  investment in further equity interests of Grupo
               TFM;

          o KCS (NAFTA Rail) investment in equity interests representing 51% of Mexrail's issued and outstanding capital stock;

          o    Use of KCS cash to acquire Mexrail.


     VAT Payments

     Provided the Acquisition has occurred and neither KCS nor any of its subsidiaries has purchased the TFM "Class III" shares (representing 20% of the capital stock of TFM) currently held by the Mexican government upon exercise by the Mexican government of its right to compel purchase of the shares of TFM held by it (the "Put"), as compensation for Grupo TMM's services in obtaining the final settlement or resolution of TFM's claim against the Mexican Treasury for the refund of a value added tax ("VAT") payment in the original principal amount of 2,111,111,790 pesos ("VAT Claim"), KCS will make or cause TFM to make a cash payment (the "VAT Contingency Payment") to Grupo TMM as set forth below, following the date of final resolution of the VAT Claim, and the receipt by TFM or its designee of shares or cash compensation received by TFM or its designee from the Mexican government on the VAT Claim (the "VAT Payment"). The VAT Payment must consist of at least (i) all of the TFM "Class III" shares currently held by the Mexican government or
(ii) a cash payment or other property acceptable to the parties which has a fair value equal to or greater than the Put purchase price as calculated on the date the VAT Payment is received. In such event, KCS will, at its option, pay or cause TFM to pay to Grupo TMM (iii) $100 million within 90 days thereafter or
(iv) $50 million within 90 days thereafter and an additional $55 million within 365 days thereafter. If the VAT Payment exceeds the Put purchase price as calculated on the date the VAT Payment is received, KCS will pay or cause TFM to pay to Grupo TMM within 90 days after the VAT Payment and final resolution of the VAT Claim the first $25 million received above the Put purchase price, and 15% of any additional amount received above the Put purchase price beyond the first $25 million, not to exceed $50 million. The VAT Contingency Payment shall be made after reducing the value of VAT Payment by the amount of all expenses incurred by or on behalf of TFM in effecting final resolution of the VAT Claim and receipt of the VAT Payment.

     Third Party Matters

     Until the filing of the Certificate of Merger for the Merger, neither KCS nor Sellers can seek or entertain other offers with respect to acquisitions, mergers or business combinations of KCS or KCSR, and TMM Holdings, TMM Multimodal, Grupo TFM or any of their respective subsidiaries, respectively. In addition, Grupo TMM will not enter into any agreement concerning any acquisition or purchase of a controlling equity interest in Grupo TMM by any competitor. These limitations are subject to the fiduciary duties of the respective board of directors of KCS and Grupo TMM.

     Indemnification

     The representations and warranties of the Sellers and KCS survive for three to five years. The Sellers have jointly and severally agreed to indemnify KCS, the surviving corporation and each of their subsidiaries, and their respective officers, directors, employees, members, stockholders, agents and representatives harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever ("Losses") resulting from or arising out of any inaccuracy or misrepresentation in, or breach of, any representation or warranty of Sellers in connection with the Acquisition Agreement, or any breach or nonfulfillment of any covenant or agreement of any of the Sellers in connection with the Acquisition Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties arising from or relating to any of the foregoing. The Sellers' indemnification obligations for any inaccuracy or misrepresentation in, or breach of any representation or warranty regarding Grupo TFM or its subsidiaries is limited to 51% of Losses aggregating $5 million or more. This limitation is not applicable to any Losses arising out of or resulting from any action or omission on the part of any Seller or its affiliate that involved a crime, fraud, willful misconduct or gross negligence.

     KCS has agreed to indemnify the Sellers, each of their subsidiaries and each of their respective officers, directors, employees, members, stockholders, agents and representatives from and against all Losses resulting from or arising out of any inaccuracy or misrepresentation in, or breach of, any representation or warranty of KCS in connection with the Acquisition Agreement, or any breach or nonfulfillment of any covenant of KCS in connection with the Acquisition Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties arising from or relating to any of the foregoing. KCS's indemnification obligations are limited to Losses aggregating $10 million or more. This limitation is not applicable to any Losses arising out of or resulting from any action or omission on the part of KCS or its affiliate that involved a crime, fraud, willful misconduct or gross negligence.

The Ancillary Agreements

     A number of ancillary agreements have been, or will prior to the closing of the Acquisition be, entered into to carry out certain objectives of the Acquisition Agreement and the Acquisition. These ancillary agreements include:

          o    The Stock Purchase Agreement discussed below;

          o The Stockholders' Agreement to be entered into by KCS, Grupo TMM, TMM Holdings, TMM Multimodal and certain principal stockholders of Grupo TMM (the "Grupo TMM Principal Stockholders"), which contains standstill provisions, restrictions on transfer provisions and pre-emptive rights provisions with respect to Grupo TMM, TMM Holdings, TMM Multimodal, the Grupo TMM Principal Stockholders and their respective affiliates (collectively, the "TMM Holders"). The Stockholders' Agreement also contains corporate governance provisions involving KCS, including provisions regarding the selection of directors of KCS which, among other things, give TMM Holders the right to elect up to two directors of KCS based upon their level of ownership of Class A Common Stock. The Stockholders' Agreement also contains voting agreement provisions pursuant to which the TMM Holders will vote their shares of KCS voting securities in favor of the KCS Board's slate of director nominees and against any proposal to remove any director. Subject to specific termination provisions contained in the Stockholders' Agreement, the entire Agreement (with a few exceptions) terminates when the TMM Holders ownership falls below 40% of the Voting Securities initially acquired pursuant to the Merger, or the Class A nominees are not elected to the KCS Board (except for good cause).

          o The Registration Rights Agreement to be entered into by KCS, Grupo TMM, TMM Holdings, TMM Multimodal and the Grupo TMM Principal Stockholders, will provide Grupo TMM, TMM Holdings, TMM Multimodal, the Grupo TMM Principal Stockholders and any Permitted Transferee (as defined in the Registration Rights Agreement) (collectively, the "Holders") with certain registration rights with respect to the shares of KCS common stock (i) issuable upon conversion of the KCS Class A Common Stock, (ii) issued in lieu of cash at closing, (iii) issued pursuant to the Consulting Agreement and (iv) acquired on pre-emptive exercises. Beginning on the 180th day following the consummation of the Acquisition, the Holders shall have the right to request, and KCS shall use commercially reasonable efforts to effect, six demand registrations (with one additional shelf registration if KCS issues equity in lieu of cash at Closing). KCS can delay filing registrations under certain events described in the Registration Rights Agreement.

          o The Consulting Agreement to be entered into by KCS and the consulting firm of Jose Serrano Segovia (the "Consulting Firm") provides for the Consulting Firm to provide certain consulting services to the KCS board of directors and Chief Executive Officer relating to the Mexican portion of KCS's rail network operations, including its customers and suppliers, regulatory matters and regarding the Mexican railroad industry in general. The Consulting Agreement has an initial term of three years beginning on the closing date of the Acquisition Agreement, unless earlier terminated under the provisions of the Consulting Agreement, and may be extended by KCS for an additional year upon notice to the Consulting Firm. Under the Consulting Agreement, KCS will pay to the Consulting Firm an annual fee of $600,000. In addition, KCS will grant to the Consulting Firm 2,100,000 shares of KCS restricted common stock, subject to certain vesting provisions contained in the Consulting Agreement. If KCS extends the initial term of the Consulting Agreement, KCS will grant to Consulting Firm an additional 525,000 shares of KCS restricted
               common  stock.   The  Consulting

               Agreement contains certain restrictions on transfer of the shares of KCS restricted common stock received under the Agreement.

          o The Marketing and Services Agreement to be entered into by Grupo TMM, TFM and KCS, provides for the parties to enter into various most favored nations provisions, requiring, among other things,
               (i) KCS to provide certain services to Grupo TMM on terms which are no less favorable than the terms provided to third or forth party logistics companies; (ii) that Grupo TMM shall have the right to be the exclusive provider of Road-Railer freight services over TFM's rail system within Mexico; (iii) Grupo TMM shall have the right, but not the obligation, to operate KCS's intermodal terminals to the extent that KCS determines to utilize a third party to operate such within Mexico, the terms of such operations subject to mutual agreement of Grupo TMM and KCS; and
               (iv) that Grupo TMM shall have the right to make a bid for the provision of certain transportation related services, if TFM determines to have such services provided by any unaffiliated third party in Mexico or the United States. The initial term of the Marketing and Services Agreement is five years from the Effective Date (as defined in the Acquisition Agreement), subject to automatic renewal for periods of one year unless terminated by Grupo TMM or KCS.

          o According to the terms of an Agreement, dated June 9, 1997, by and among the Federal Government of the Mexican States, Grupo TFM, Grupo TMM and KCS (the "Put Agreement"), the Mexican government has the right to sell its 20% interest in TFM through a public offering on October 31, 2003 (or prior to October 31, 2003, with the consent of Grupo TFM). If, on October 31, 2003, the Mexican government has not sold all of its capital stock in TFM, Grupo TFM is obligated to purchase the capital stock. In the event that Grupo TFM does not purchase the Mexican government's 20% interest in TFM, Grupo TMM and KCS, will be jointly and severally obligated to purchase the Mexican government's remaining interest in TFM. Pursuant to an Agreement of Assignment and Assumption of Rights, Duties and Obligations, to be entered into by and among Grupo TMM, KCS, and Grupo TFM, Grupo TMM will assign and transfer to KCS, and KCS will accept and assume, all of Grupo TMM's rights, duties and obligations with respect to the purchase of the put shares under the Put Agreement.


The Stock Purchase Agreement

     Upon the terms and subject to the conditions of the Stock Purchase Agreement, dated as of April 20, 2003, by and among KCS, Grupo TMM and TFM, KCS will purchase from TFM 51% of the outstanding shares of Mexrail, a wholly-owned subsidiary of TFM, for $32,680,000. In addition, KCS has an exclusive option until December 31, 2005 to purchase the remaining outstanding shares of Mexrail as of the date of the exercise of the option. KCS will deposit the initial purchased shares of Mexrail into an irrevocable voting trust pending obtaining approval by the STB of KCS's request to acquire control of Tex-Mex. Tex-Mex is a wholly-owned subsidiary of Mexrail.

     Conditions to Closing Obligations

     The obligations of KCS and Grupo TFM to consummate the transaction contemplated by the Stock Purchase Agreement are subject to a number of conditions, including, among others:

          o All governmental approvals, including the approval by the STB of KCS's acquisition of control of Tex-Mex, required to consummate the transaction contemplated by this Agreement shall have been obtained.

          o There shall be no injunction, restraining order or order of any nature by any court of competent jurisdiction that prevents the consummation of the transaction contemplated by the Stock Purchase Agreement.
          o KCS shall have received the resignations of each director of Mexrail and Tex-Mex.
          o The boards of directors of each of Grupo TMM, Grupo TFM and KCS must have approved the execution of the Stock Purchase Agreement and authorized the consummation of the transaction contemplated thereby.
          o TFM shall have received a fairness opinion complying with the requirements of the agreements listed in the disclosure schedule to the Stock Purchase Agreement.

     Repurchase Right

     TFM has a right to repurchase all of the shares of Mexrail capital stock acquired by KCS at any time for the purchase price paid by KCS, subject to any STB orders or directions. Upon any such repurchase, the Stock Purchase Agreement automatically terminates. If not exercised within two years of the date of the Stock Purchase Agreement, TFM's repurchase right expires.

     Termination

     The Stock Purchase Agreement may be terminated as follows:

          o By mutual written consent of all of the parties at any time prior to the closing of the initial purchase of 51% of Mexrail (the "Initial Closing");

          o KCS may terminate the Stock Purchase Agreement by written notice to Grupo TMM and TFM at any time prior to the Initial Closing in the event Grupo TMM or TFM has breached any material representation, warranty or covenant contain in the Stock Purchase Agreement in any material way and has continued without cure for a period of 30 days after notice of the breach; and

          o Grupo TMM and TFM may terminate the Stockholders Agreement by written notice to KCS at any time prior to the Initial Closing in the event KCS has breached any material representation, warranty or covenant contain in the Stock Purchase Agreement in any material way and has continued without cure for a period of 30 days after notice of the breach.

     Indemnification

         Grupo TMM and TFM have jointly and severally agreed to indemnify KCS from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") KCS may suffer through and after the date of the claim for indemnification (including any Adverse Consequences KCS may suffer after the end of any applicable survival period) resulting from, arising out of, or caused by the breach by either Grupo TMM or TFM of any of its representations, warranties or covenants. The obligation of Grupo TMM and TFM to indemnify KCS for any breach of representation or warranty shall be limited to 51% of the Adverse Consequences and then only to the extent that such 51% of the Adverse Consequences aggregating $2 million or more. This limitation is not applicable to any Adverse Consequences arising out of or resulting from any action or omission on the part of Grupo TMM or TFM or any of their respective affiliates that involve a crime, fraud, willful misconduct or gross negligence.

     KCS has agreed to indemnify Grupo TMM or TFM from and against the entirety of any Adverse Consequences that Grupo TMM or TFM may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Grupo TMM or TFM may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                                      * * *

                     DESCRIPTION OF THE CLASS A COMMON STOCK

     Shares of Class A Common Stock are to be issued pursuant to the Acquisition Agreement and the transactions contemplated thereby. Additional shares of Class A Common Stock may be issued pursuant to the Consulting Agreement. The Class A Common Stock and the shares of common stock issuable upon conversion of the Class A Common Stock will be subject to the rights and obligations contained in the amended and restated certificate of incorporation, to be filed upon occurrence of the Merger, and the Stockholders' Agreement.

     All capitalized terms used in this "Description of the Class A Common Stock" section and not otherwise defined shall have the meanings set forth in the Stockholders' Agreement and form of the amended and restated certificate of incorporation attached as Exhibit A to the Acquisition Agreement.

Dividend Rights

     When and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Company, the holders of the Class A Common Stock and common stock shall be entitled to share equally, share for share, in such dividends or other distributions as if all such shares were of a single class.

Terms of Conversion

     The Class A Common Stock will be convertible into an equal number of shares of common stock at any time, upon the option of holders, and mandatorily, upon the occurrence of certain conditions. Shares of Class A Common Stock shall be converted automatically, without any action on the part of any Person, into an equal number of shares of common stock upon the occurrence of the following events: (i) a Transfer by any TMM Holder of any shares of Class A Common Stock to a Person other than Grupo TMM, TMM Holdings, TMM Multimodal, or the stockholders of Grupo TMM who will have executed the Stockholders' Agreement ("Grupo TMM Principal Stockholders") (collectively, the "TMM Holders"), or an entity which is an Affiliate of any of the TMM Holders; (ii) on the first day on which the TMM Holders, in the aggregate, cease to beneficially own, in the aggregate, at least 40% of the Voting Securities initially acquired by TMM Multimodal pursuant to the Merger contemplated by the Acquisition Agreement;
(iii) a Change of Control of the Company; or (iv) a Change of Control of such TMM Holder, if after such Change of Control a Competitor has Beneficial Ownership of more than a majority of the Total Voting Power of such TMM Holder.

     In order to facilitate optional conversions and transfers of Class A Common Stock (and, except for Transfers to Affiliates in accordance with the Stockholders' Agreement, the conversion of such shares into common stock), any TMM Holder shall, at its option, deliver written notice of the proposed conversion or transfer, together with the certificate or certificates representing such shares to be converted and/or transferred, to Conversion Agent. Following any automatic conversion, the share or shares of Class A Common Stock so converted shall cease to be outstanding (notwithstanding the fact that the holder or holders may not have surrendered the certificate or certificates representing such Class A Common Stock for conversion), and such certificate or
certificates   shall  thereafter   represent  solely  the
right to receive a certificate or certificates for common stock issuable upon conversion of the Class A Common Stock so converted, upon surrender of such certificate or certificates to the Conversion Agent.

Voting Rights

     Each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder. Each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Company shall be entitled to vote. However, with respect to the election of directors other than the Class A Directors (described below), the Class A Common Stock shall be voted in favor of nominees recommended by the board of directors who were nominated in compliance with Article V of the Stockholders' Agreement.

     Voting separately as a class, the holders of the Class A Common Stock shall have the right to elect Class A Director(s) as follows: (i) from and after the effectiveness of the amended and restated certificate of incorporation until such time as the TMM Holders cease to beneficially own in the aggregate at least 75% of the Voting Securities initially acquired by MM pursuant to the Merger contemplated by the Acquisition Agreement (80% if a Change of Control of TMM or any TMM Holder shall have occurred), two members of the board of directors will be elected by the holders of the Class A Common Stock voting as a separate class; (ii) at such time as the TMM Holders cease to beneficially own in the aggregate at least 75% of the Voting Securities initially acquired by MM pursuant to the Merger contemplated by the Acquisition Agreement (80% if a Change of Control of TMM or any TMM Holder shall have occurred) and provided that such TMM Holders continue to beneficially own in the aggregate at least 40% of the Voting Securities initially acquired by MM pursuant to the Merger contemplated by the Acquisition Agreement, the number of directors which the holders of Class A Common Stock have the right to elect voting as a separate class will be decreased from two to one; and (iii) at such time as the TMM Holders cease to beneficially own in the aggregate at least 40% of the Voting Securities initially acquired by MM pursuant to the Merger contemplated by the Acquisition Agreement, the right of the holders of Class A Common Stock voting as a separate class to elect any member of the board of directors shall terminate. Notwithstanding any of the above to the contrary, if a Change of Control of Grupo TMM or any TMM Holder shall have occurred and the acquiror is a Competitor, the right of the holders of Class A Common Stock voting as a separate class to elect any member(s) of the board of directors shall immediately terminate.

Liquidation Rights

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Class A Common Stock and common stock shall be entitled to share ratably according to the number of shares held by them, in all assets of the Company available for distribution to its stockholders.

Preemption Rights

     The holders of Class A Common Stock shall have preemptive rights to acquire additional shares of Class A Common Stock in the event the Company authorizes the issuance or sale of any shares of common stock or any securities containing options or rights to acquire any shares of common stock (other than as a dividend on the outstanding common stock). Notwithstanding the foregoing, the holders of Class A Common Stock do not have preemptive rights with respect to issuances of common stock (including for this purpose, options, warrants and other securities into or exercisable for common stock) issued: (i) to the Company's employees, directors, consultants, agents, independent contractors or other service providers in connection with a Plan existing on the date hereof or a Plan approved by the board of directors and adopted by the Company after the date hereof; (ii) upon the conversion of Class A Common Stock; (iii) upon the exercise of any options, warrants, or exchangeable securities which are outstanding as of the effective date of the amended and restated certificate of incorporation hereof; or (iv) in connection with the acquisition (by merger, consolidation, acquisition of assets or equity interests or otherwise) of the equity interests or assets of another Person.

     The Company shall first notify then-existing TMM Holders of Class A Common Stock of any proposed transaction triggering preemptive rights of the Class A Common Stock and offer to sell to each such Person a number of shares of Class A Common Stock (or, as applicable, options, warrants or other securities into or exercisable for Class A Common Stock) determined according to the formula specified in the amended and restated certificate of incorporation. To the extent that any TMM Holder elects not to participate in such preemptive rights, each of the other TMM Holders shall have a pro rata right to purchase at the same price and on the same terms and conditions the Voting Securities which such non-participating TMM Holder had the right but elected not to purchase.

     The preemptive rights of the TMM Holders of Class A Common Stock shall immediately and irrevocably terminate on the date that the TMM Holders do not beneficially own in the aggregate at least 40% of the Voting Securities initially acquired by TMM Multimodal pursuant to the Acquisition Agreement.

Transfer Restrictions

     For a period of five years from and after the effectiveness of the amended and restated certificate of incorporation, the TMM Holders shall not, directly or indirectly, alone or in concert with others, sell, assign, transfer, pledge, hypothecate, otherwise subject to any lien, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities (a "Disposition") to a Competitor. Disposition pursuant to a Public Offering or a Rule 144 Transaction will not be deemed to violate this prohibition if the selling TMM Holder(s) follow appropriate and reasonable procedures designed to prevent the sale of such Voting Securities to any Competitor. After the earliest of (i) five years following the date of the amended and restated certificate of incorporation, or (ii) the first date on which the TMM Holders beneficially own in the aggregate, directly or indirectly and alone or as part of a Group, less than 15% of the outstanding Voting Securities of the Company, a TMM Holder may propose to sell Voting Securities to a Competitor; provided the Company shall have the right (but not the obligation) to purchase, in whole but not in part, such Voting Securities at a per share cash purchase price equal to the purchase price in the agreement between the selling TMM Holder and a Competitor. This purchase right shall be assignable, in whole or in part, by the Company to any other Person, but no such assignment shall relieve the Company of its obligation to assure payment of the purchase price for any Voting Securities as to which a notice of election to exercise the Right of First Refusal is made by the Company or any such assignee.

     For a period of five years from and after the effectiveness of the amended and restated certificate of incorporation, each of the TMM Holders shall not effect a Disposition of Voting Securities to any Affiliate of either Grupo TMM, TMM Holdings or TMM Multimodal or any Affiliate of any Grupo TMM Principal Stockholders unless such Affiliate agrees in writing to be bound by the terms of the Stockholders' Agreement. The TMM Holders shall remain responsible, jointly and severally, for any breaches of the Stockholders' Agreement by such Affiliate (provided that any TMM Holder which is a Grupo TMM Principal Stockholder shall be severally responsible only for breaches by an Affiliate of the Grupo TMM Principal Stockholder to which such Grupo TMM Principal Stockholder effects a Distribution).

         Subject to the foregoing transfer restrictions, TMM Holders may sell any or all Voting Securities beneficially owned by such Person provided that:
(i) no Disposition that in the aggregate represents 5% or more of the outstanding Voting Securities shall be made to any Person other than a Person who is eligible to file reports pursuant to Rule 13d-1 under the Exchange Act (a "13G Filer"), unless such Person would not be so eligible with respect to the Voting Securities acquired from the Disposition; and (ii) no Disposition of Voting Securities that in the aggregate represents 5% or more of the outstanding Voting Securities shall be made to any 13G Filer unless (a) such 13G Filer would continue to be eligible to file reports pursuant to Section 13G under the Exchange Act with respect to the Voting Securities after giving effect to the proposed acquisition of such Voting Securities; and (b) the selling TMM Holder shall have delivered a written notice to the Company advising the Company of the number of Voting Securities the seller desires to sell and the terms, including price, of the proposed transaction and the Company has been provided the right (but not the obligation) to purchase, in whole or in part, such Voting Securities at a per share cash purchase price equal to the purchase price in the proposed transaction.

     Notwithstanding any provision of the amended and restated certificate of incorporation to the contrary, no Disposition shall be made to any Person or Group that would, together with such Person's Affiliates and Associates and after giving effect to the acquisition of such Voting Securities, beneficially own or have the right to acquire more than 15% of the Total Voting Power of the Company.

     TMM Holders shall be permitted to make a Disposition, notwithstanding any contrary provision in the amended and restated certificate of incorporation, in connection with any tender or exchange offer made by an unaffiliated third party to acquire KCS common stock so long as certain conditions are satisfied.

     The transfer restrictions imposed by the amended and restated certificate of incorporation (with the exception of the Company's right of first refusal in the event a TMM Holder intends to sell shares of Class A Common Stock to a Competitor, which shall survive indefinitely) shall immediately and irrevocably terminate upon the earlier of the first date the TMM Holders beneficially own in the aggregate less than 15% of the outstanding Voting Securities of the Company for at least 30 consecutive days, or the occurrence of a Change of Control of the Company.

Pledges

     Subject to the transfer restrictions contained in the amended and restated certificate of incorporation, a TMM Holder may pledge or hypothecate as security for any indebtedness or other obligations any or all Voting Securities beneficially owned by such Person; provided that such TMM Holder obtains written consent from the pledgee that upon the occurrence of an event which gives the pledgee the right to foreclose on the pledged Voting Securities ("Foreclosure Event") such pledgee shall provide to the Company prompt written notice of such Foreclosure Event and provide the Company the right to purchase, in whole or in part, such Voting Securities at a price determined in accordance with such provision of the amended and restated certificate of incorporation. This purchase right shall be assignable, in whole or in part, by the Company to any other Person, but no such assignment shall relieve the Company of its obligation to assure payment of the purchase price for any Voting Securities as to which the Company has delivered such a written notice.



In connection with the proposed transaction, Kansas City Southern ("KCS") will file relevant materials with the Securities and Exchange Commission ("SEC"), including a proxy statement soliciting shareholder approval of certain actions in connection with the transaction. Shareholders are urged to read the proxy statement, as well as any amendments and supplements to the proxy statement (if and when they become available) and any other relevant documents filed with the SEC, because they will contain important information about the transaction. Shareholders and investors may obtain the proxy statement and any other relevant documents free of charge at the SEC's Internet web site at www.sec.gov. Shareholders may also obtain free of charge the proxy statement and any other relevant documents by contacting the office of the Corporate Secretary at

KCS's principal executive offices at (816) 983-1538. Written requests should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by federal express or other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105). Such proxy statement is not currently available. KCS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from KCS shareholders with respect to approval of certain actions in connection with the transaction. Information regarding these directors and executive officers and their beneficial ownership interests in KCS can be found in KCS's proxy statement on Schedule 14A, filed with the SEC on April 4, 2003, in connection with the 2003 annual meeting of KCS shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement filed in connection with the transaction when it becomes available.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Kansas City Southern


Date: May 1, 2003                  By:
                                      ------------------------------------------
                                                  Louis G. Van Horn
                                           Vice President and Comptroller
                                           (Principal Accounting Officer)